UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2021

LITHIUM & BORON TECHNOLOGY, INC

(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Ren-Min Road Da-Chai Dan Town Hai Xi County, Qing Hai Province	817000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 097 -782-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LBTI	Pink

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On September 15, 2021, Prager Metis CPAs, LLC (“Prager Metis”) advised Lithium & Boron Technology, Inc (the “Company”) that they would not stand for re-election as auditors of the company for the fiscal year ending 2021. On October 3, 2021, the Audit Committee of the Board of Directors of the Company retained Benjamin & Ko LLC (“Benjamin”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and ratified the dismissal of Prager Metis from service as the Company’s independent registered public accounting firm as of October 3, 2021.

Prager Metis served as the auditors of the Company’s consolidated financial statements for the period from December 31, 2019 through December 31, 2020.

The reports of Prager Metis on the Company’s consolidated financial statements for the Company’s year from December 31, 2019 to December 31, 2020 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified, audit scope or accounting principle, except that there was an emphasis of matter paragraph relating to going concern uncertainty and a note to the consolidated financial statements describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern for the years ended December 31, 2019 through December 31, 2020.

From July 25, 2019 through October 3, 2021, the periods during which the Prager Metis was engaged as the Company’s independent registered public accounting firm, there were no disagreements with Prager Metis on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Prager Metis, would have caused Prager Metis to make reference to the subject matter of the disagreements as defined in Item 304 of Regulation S-K in connection with any reports it would have issued, and there were no “reportable events” as such term is described in Item 304 of Regulation S-K.

Prager Metis advised the Company that the Company’s internal control over financial reporting based on the framework and criteria established in the Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) was not effective as of December 31, 2019 and December 31, 2021.

The Company has provided Prager Metis with a copy of the foregoing disclosure and requested that the Prager Metis furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of Prager Metis’ letter, dated October 6, 2021, is attached herein as Exhibit 16.05 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2019 and 2020 and the subsequent interim period through June 30, 2021, neither the Company, nor anyone on its behalf, consulted Prager Metis regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Prager Metis that Prager Metis concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2021, Mr. Mao Zhang resigned from his position from the Board of Directors of the Company. Mr. Zhang’s resignation was not due to any disagreement with the Company’s operations, policies or practices.

Mr. Jimin Zhang, currently the Chief Executive Officer and director of the Company will assume the position of Chairman of the Board of Directors. Mr. Zhang will not be paid an additional salary as Chairman.

Mr. Jimin Zhang, 56 years old, has been the Chief Executive Officer of the Company since December 31, 2018. Prior to that time Mr. Zhang has been the managing director of the Zhang’s family office. Since March of 2018, Mr. Zhang served as a financial and operations consultant to Qing Hai Mining and supervised the carve out of Qing Hai Technology from Qing Hai Mining.

On October 5, 2021, Mr. Xudong (“Rhett”) Wang, currently the Chief Financial Officer of the Company, was appointed as a member of the Board of Directors of the Company.

Mr. Xudong Wang, age 42, has served as the Chief Financial Officer of the Company since December 31, 2018. Prior to that time Mr. Wang served as the Chief Financial Officer and as Vice President of Strategic Business Development for Smartheat, Inc, a predecessor to the Company. Mr. Wang previously served as Chief Financial Officer of DH Gate, Inc., an ecommerce company, QKL Stores, Inc., a NASDAQ listed company, ThyssenKrupp Presta Fawer Ltd. Mr. Wang will not be paid an additional salary for his position as a director.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description
16.05	Consent of Prager Metis CPAs, LLC, dated October 6, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM & BORON TECHNOLOGY, INC
(Registrant)
Date:	October 6, 2021	By:	/s/ Jimin Zhang
		Name:	Mr. Jimin Zhang
		Title:	Chief Executive Officer